USF&G Corporation
Exhibit 15 - Letter Regarding Unaudited Interim Financial Information


USF&G Corporation

We are aware of the incorporation by reference in the Registration Statement Numbers 33-20449, 33-9405, 33-33271, and 33-21132, 33-50825, and 33-51859 on Form S-3 and Numbers
2-61626, 2-72026, 2-98232, 33-16111, 33-35095, 33-38113,
33-43132, 33-45664, 33-45665, and 33-61965 on Form S-8, of our
report on the unaudited condensed consolidated interim financial statements of USF&G Corporation which is included in its Form 10-Q for the quarter ended March 31, 1994.



                                     ERNST & YOUNG


Baltimore, Maryland
May 13, 1994